Exhibit 10.4

AMENDMENT
TO THE
SLM CORPORATION DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES
Effective June 25, 2015

The SLM Corporation Deferred Compensation Plan for Key Employees (the “Plan”), as established effective May 1, 2014 (and filed as Exhibit 10.42 to the Company's Annual Report on Form 10-K filed on February 26, 2015) was amended as of June 25, 2015 by action of the Company's Board of Directors to reflect the following:
Section 2.1 of the Plan was amended and the term “Committee” was redefined as follows:
Committee. “Committee” means the SLM Corporation Retirement Committee, or such other committee whose members may be appointed by and serving at the pleasure of the management-level Enterprise Risk Committee of the Company.